Joint Filer Information

Name: MILLENNIUM MANAGEMENT, L.L.C.

Address: 666 Fifth Avenue
         New York, New York 10103

Designated Filer: Millenco, L.P.

Issuer: Wells Financial Corp

Date of Event Requiring Statement: October 27, 2004

Signature: MILLENNIUM MANAGEMENT, L.L.C.

           By: /s/ Terry Feeney
              --------------------------------
               Name:  Terry Feeney
               Title: Chief Operating Officer


                                                               Page 3 of 4 Pages

                             Joint Filer Information

Name: Israel A. Englander

Address: c/o Millennium Management, L.L.C.
         666 Fifth Avenue
         New York, New York 10103

Designated Filer: Millenco, L.P.

Issuer: Wells Financial Corp

Date of Event Requiring Statement: October 27, 2004

Signature:

              /s/ Israel A. Englander
              ------------------------
              Israel A. Englander


                                                               Page 4 of 4 Pages